                              RELIABILITY INCORPORATED

                                     Exhibit 23

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







       We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47803) pertaining to the Reliability Incorporated Employee Stock Savings Plan and Trust and in the related Prospectus of our report dated January 31, 1997, with respect to the consolidated financial statements and schedules of Reliability Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 1996.






                                               BY/s/ERNST & YOUNG LLP


Houston, Texas
March 14, 1997
































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